UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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CKX Lands, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CKX Lands, Inc.

One Lakeside Plaza, 4th Floor

127 W. Broad Street

Lake Charles, Louisiana 70601

(337) 493-2399

www.ckxlands.com

Contact:	Lee Boyer
President and Treasurer (337) 493-2399

CKX LANDS ANNOUNCES INTERNET ACCESS TO ANNUAL MEETING PROXY

MATERIALS DUE TO COVID-19 PANDEMIC

LAKE CHARLES, La. (April 9, 2020) — CKX Lands, Inc. (NYSE American: CKX) today announced that the third-party facility that prints and mails to the Company’s shareholders its annual meeting proxy materials has been forced to close due to the COVID-19 pandemic. As a result, the Company will not be able to mail a full set of annual meeting materials to all of its shareholders for its annual meeting of shareholders to be held on May 7, 2020. Instead, for certain shareholders, the Company will rely on rules that allow it to mail a notice to shareholders giving the internet address where shareholders may access the annual meeting materials on-line. The Company began mailing this notice today.

The Company is taking this action under a statement of the staff of the Securities and Exchange Commission issued on April 7, 2020 that provides guidance to issuers, shareholders, and other market participants affected by COVID-19 with meeting their obligations under the federal proxy rules.

The CKX Lands, Inc. annual meeting of shareholders will be held on Thursday, May 7, 2020 at One Lakeside Plaza, 4th Floor, 127 W. Broad Street, Lake Charles, Louisiana 70601, at 10:00 a.m., central time. Shareholders may access the annual meeting proxy and proxy statement and the Company’s 2019 annual report to shareholders at:

www.envisionreports.com/ckx

Shareholders of record will also be able to complete on-line and electronically sign a proxy to vote their shares by visiting that site and entering their unique control number that is printed on the notice they will receive in the mail. Shareholders holding their shares through a broker or bank will receive voting instructions from their broker or bank.

Please note that the number of persons admitted entry to the annual meeting may be limited under any local, state or federal government restrictions related to the COVID-19 pandemic that are in effect on the meeting date. So that their votes will be counted, shareholders are urged to complete, sign, date and submit a proxy rather than depending on attending the meeting and voting in person.

This announcement will be posted on the Company’s website at www.ckxlands.com and on the Company’s Twitter feed on @CkxInc.

CKX Lands, Inc. is a land management company that earns revenue from royalty interests and mineral leases related to oil and gas production on its land, timber sales, and surface rents. Its shares trade on the NYSE American market under the symbol CKX.